Exhibit 10(a)59













                     POWER PURCHASE AGREEMENT


                             between


                      GEORGIA POWER COMPANY

                               and

                    FLORIDA POWER CORPORATION






                   Dated as of December 3, 1993

                        TABLE OF CONTENTS

                                                             Page

                            ARTICLE  1
                           DEFINITIONS
     1.1  Certain Definitions . . . . . . . . . . . . . . . .   2
     1.2  Interpretation  . . . . . . . . . . . . . . . . . .   7

                            ARTICLE 2
                               TERM
     2.1  Term  . . . . . . . . . . . . . . . . . . . . . . .   8

                            ARTICLE 3
                     SYSTEM PEAKING CAPACITY
     3.1  Guaranteed System Peaking Capacity  . . . . . . . .   8
     3.2  Capacity to be Purchased and Sold . . . . . . . . .   9
     3.3  Advancement Option. . . . . . . . . . . . . . . . .   9
     3.4  Termination Options.  . . . . . . . . . . . . . . .  10
     3.5  Calculation of Monthly Capacity Payments  . . . . .  12

                            ARTICLE 4
                       ENERGY AVAILABILITY
     4.1  Energy  . . . . . . . . . . . . . . . . . . . . . .  12
     4.2  Scheduling of Energy  . . . . . . . . . . . . . . .  13
     4.3  Availability of Committed System Peaking Capacity .  13
     4.4  Interconnection Points  . . . . . . . . . . . . . .  13
     4.5  Metering  . . . . . . . . . . . . . . . . . . . . .  13
     4.6  Calculation of Monthly Energy Payments  . . . . . .  14

                            ARTICLE 5
                     BILLING AND COLLECTIONS
     5.1  Capacity and Energy Billing and Payment . . . . . .  14
     5.2  Billing Disputes and Final Accounting . . . . . . .  15
     5.3  Interest  . . . . . . . . . . . . . . . . . . . . .  16

                            ARTICLE 6
                    OPERATION AND MAINTENANCE

     6.1  General Standards . . . . . . . . . . . . . . . . .  16
     6.2  Standard of Performance of Obligations  . . . . . .  16
     6.3  Establishment of Operating Committee  . . . . . . .  17
     6.4  Responsibilities of the Peaking Capacity Operating
          Committee . . . . . . . . . . . . . . . . . . . . .  17
     6.5  Peaking Capacity Operating Committee Meetings . . .  18

                            ARTICLE 7
                          FORCE MAJEURE
     7.1  Definition of Force Majeure Event . . . . . . . . .  19
     7.2  No Breach or Liability  . . . . . . . . . . . . . .  19
     7.3  Mitigation  . . . . . . . . . . . . . . . . . . . .  20

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     7.4  Suspension of Performance . . . . . . . . . . . . .  20
     7.5  Extended Force Majeure Events . . . . . . . . . . .  21
     7.6  Capacity and Energy Payments during Force Majeure
          Events  . . . . . . . . . . . . . . . . . . . . . .  21

                            ARTICLE 8
               INABILITY TO MEET LEGAL REQUIREMENTS

     8.1  Cure Period and Default.  . . . . . . . . . . . . .  21
     8.2  Mitigation. . . . . . . . . . . . . . . . . . . . .  22

                            ARTICLE 9
                  CHANGES TO LEGAL REQUIREMENTS
     9.1  Changes to Legal Requirements . . . . . . . . . . .  23

                            ARTICLE 10
                       REGULATORY APPROVALS

     10.1 GPSC Approval . . . . . . . . . . . . . . . . . . .  24
     10.2 FERC Approval . . . . . . . . . . . . . . . . . . .  26

                            ARTICLE 11
                       DEFAULT AND REMEDIES
     11.1 Default by Seller . . . . . . . . . . . . . . . . .  28
     11.2 Default by Buyer  . . . . . . . . . . . . . . . . .  31
     11.3 Remedies  . . . . . . . . . . . . . . . . . . . . .  34
     11.4 Suspension of Performance . . . . . . . . . . . . .  34



                            ARTICLE 12
            REPRESENTATIONS, WARRANTIES AND COVENANTS

     12.1 Representations, Warranties and Covenants of
          Seller  . . . . . . . . . . . . . . . . . . . . . .  35
     12.2 Representations and Warranties of Buyer . . . . . .  37

                            ARTICLE 13
                     MISCELLANEOUS PROVISIONS
     13.1 Interrelationship with Interchange Contract . . . .  39
     13.2 Assignment and Assumption of Obligations  . . . . .  40
     13.3 No Consequential Damages  . . . . . . . . . . . . .  40
     13.4 Amendments  . . . . . . . . . . . . . . . . . . . .  41
     13.5 Binding Effect  . . . . . . . . . . . . . . . . . .  41
     13.6 Counterparts  . . . . . . . . . . . . . . . . . . .  41
     13.7 Notices . . . . . . . . . . . . . . . . . . . . . .  41
     13.8 Entire Agreement  . . . . . . . . . . . . . . . . .  42
     13.9 Governing Law . . . . . . . . . . . . . . . . . . .  42
     13.10     Waiver . . . . . . . . . . . . . . . . . . . .  43
     13.11     Headings . . . . . . . . . . . . . . . . . . .  43
     13.12     Third Parties  . . . . . . . . . . . . . . . .  43

                               -ii-
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     13.13     Agency . . . . . . . . . . . . . . . . . . . .  44
     13.14     Severability.  . . . . . . . . . . . . . . . .  44


















































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






                      EXHIBITS AND SCHEDULES


EXHIBIT A      SYSTEM PEAKING UNITS

EXHIBIT B      DISPATCH CHARACTERISTICS OF SYSTEM PEAKING
               CAPACITY


SCHEDULE A     MONTHLY CAPACITY PAYMENT CALCULATION

SCHEDULE B     MONTHLY ENERGY PAYMENT CALCULATION

                     POWER PURCHASE AGREEMENT


     THIS POWER PURCHASE AGREEMENT ("Agreement"), dated as of

December 3, 1993, between GEORGIA POWER COMPANY, a corporation organized and existing under the laws of the State of Georgia

("Buyer") and FLORIDA POWER CORPORATION, a corporation organized and existing under the laws of the State of Florida ("Seller").



                        W I T N E S E T H:



     WHEREAS, Buyer is authorized by its Certificate of

Incorporation and by the State of Georgia to engage in the

generation, transmission, sale and distribution of electricity;



     WHEREAS, Seller is authorized by its Certificate of

Incorporation and by the State of Florida to engage in the

generation, transmission, sale and distribution of electricity;



     WHEREAS, Buyer and Seller, together with Alabama Power

Company, Gulf Power Company, Mississippi Power Company, Savannah

Electric and Power Company and Southern Company Services, Inc.

are parties to an Interchange Contract dated December 22, 1988,

as amended ("Interchange Contract"); and



     WHEREAS, Buyer desires to purchase and Seller desires to

sell peaking capacity and associated energy from peaking units on

Seller's electric system in designated amounts during the periods specified herein;

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises,

the mutual promises and agreements set forth herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Buyer and Seller each intending to be legally bound, hereby agree as follows:



                            ARTICLE  1

                           DEFINITIONS



     1.1  Certain Definitions.  In addition to the initially

capitalized terms and phrases defined in the preamble of this

Agreement, the following initially capitalized terms and phrases as and when used in this Agreement shall have the respective meanings set forth below:



          1.1.1  "Actual Demand Availability" - has the meaning

defined in Schedule A attached hereto and by this reference

incorporated herein.



          1.1.2  "Affiliate" - of any specified entity means any

other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified entity.  For purposes of this definition, "control" when used with respect to any entity means the power to direct the

management and policies of such entity, directly or indirectly,

whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.



          1.1.3  "Commencement of Service Date" - means June 1,

1996 unless Buyer exercises its advancement option pursuant to

Section 3.3, in which case the Commencement of Service Date shall be June 1, 1995.





          1.1.4  "Committed System Peaking Capacity" - means the

amount of Guaranteed System Peaking Capacity which Buyer agrees to purchase during a Summer Period pursuant to Sections 3.2 and

3.3.



          1.1.5  "Cumulative Escalation for Fixed O&M" - has the

meaning defined in Schedule A.



          1.1.6  "Day" - means a calendar day.



          1.1.7  "Event of Default" - has the meanings ascribed

to it in Section 11.1 for Seller and Section 11.2 for Buyer.



          1.1.8  "FERC" - means the Federal Energy Regulatory

Commission or any Governmental Authority succeeding to the powers and functions thereof as relevant to this Agreement.

          1.1.9  "Force Majeure Event" -  has the meaning defined

in Section 7.1.



          1.1.10  "GPSC" - means the Georgia Public Service

Commission or any Governmental Authority succeeding to the powers and functions thereof as relevant to this Agreement.



          1.1.11  "Governmental Authority" - means any local,

state, regional or federal administrative, legal, judicial or executive agency, court, commission, department or other such entity, but excluding any such agency, court, commission,

department or other such entity acting in its capacity as lender,

guarantor or mortgagor.



          1.1.12  "Guaranteed System Peaking Capacity" - means

the capacity of the System Peaking Units that Seller guarantees will be available to Buyer at a demand availability rate of 98%

at those times and in those amounts specified in Section 3.1.



          1.1.13  "Interconnection Points" - means one or more of

the points of interconnection specified in Section 4.4 of this

Agreement for the delivery to Buyer of the energy associated with the Committed System Peaking Capacity.



          1.1.14  "Legal Requirement" - means any law, code,

statute, regulation, rule, ordinance, judgment, injunction, order or other requirement of a Governmental Authority having jurisdiction over the matter in question, which is valid and applicable to the matter in question at the time of the execution of this Agreement or anytime thereafter during the Term.



          1.1.15  "Month" - means a calendar month, commencing at

the beginning of the first Day of such calendar month.  "Monthly"

- - has a meaning correlative to that of Month.



          1.1.16  "Monthly Capacity Payment" - for a particular

Month of a Summer Period, means the Monthly amount to be paid by

Buyer to Seller for Buyer's purchase of Committed System Peaking

Capacity, as the same is calculated by Seller as provided in

Section 3.5 and Schedule A.



          1.1.17  "Monthly Energy Payment" - for a particular

Month of a Summer Period, means the Monthly amount to be paid by

Buyer to Seller for Buyer's purchase of energy associated with the Committed System Peaking Capacity, as the same is calculated by Seller as provided in Section 4.6 and Schedule B attached hereto and by this reference incorporated herein.



          1.1.18  "Monthly Maximum Capacity Payment" - has the

meaning defined in Schedule A.

          1.1.19  "Party" -  means either Buyer or Seller and

their respective successors and assigns.



          1.1.20  "Penalty Interest Rate" - means one hundred and

five percent (105%) of the prime rate quoted on the date a

payment is due by Chemical Bank in New York, New York.



         1.1.21  "Prudent Utility Practices" - means, at a

particular time, any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry prior to such time, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired results at a reasonable cost consistent with good business practices, reliability, safety and expedition.  Prudent Utility Practices is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices,

methods or acts expected to accomplish the desired results,

having due regard for, among other things, manufacturers'

warranties and the requirements of Governmental Authorities of competent jurisdiction and the requirements of this Agreement.



          1.1.22  "Summer Period" -  means the Months of June,

July, August and September in each of the Years during the Term in which Buyer purchases Committed System Peaking Capacity from

Seller.



          1.1.23  "System Peaking Units" - means those certain

combustion turbine electric generating units referred to on

Exhibit A attached hereto and by this reference incorporated herein.



          1.1.24  "Term" - means the term of this Agreement as

specified in Article 2.



          1.1.25  "Termination of Service Date" - means

September 30, 1999 unless this Agreement is earlier terminated in accordance with its terms.



          1.1.26  "Year" - means a calendar year, commencing on

January 1 of a year and ending on December 31 of that year.



     1.2  Interpretation.  In this Agreement and the Exhibits and the Schedules attached hereto, unless the context otherwise

requires:

          1.2.1  words generally importing the singular shall

include the plural and vice versa;

          1.2.2  references to "entity" include, without

limitation, corporations, partnerships, associations and

Governmental Authorities.

                            ARTICLE 2

                               TERM



     2.1  Term.     This Agreement shall become effective when

executed by both Buyer and Seller and shall remain in full force and effect until the Termination of Service Date.  Applicable provisions of this Agreement shall continue in effect after

termination of this Agreement to the extent necessary to provide for final billings and adjustments.



                            ARTICLE 3

                     SYSTEM PEAKING CAPACITY



     3.1  Guaranteed System Peaking Capacity.  The Guaranteed

System Peaking Capacity shall be as follows during the periods indicated:

               Period                        Guaranteed System
                                             Peaking Capacity

     June 1, 1995 - September 30, 1995            300 MW

     June 1, 1996 - September 30, 1996            500 MW

     June 1, 1997 - September 30, 1997            400 MW

     June 1, 1998 - September 30, 1998            200 MW

     June 1, 1999 - September 30, 1999            200 MW

     3.2  Capacity to be Purchased and Sold.

          3.2.1  Except as provided in Section 3.3, Buyer shall

provide Seller written notice by May 31 of the Year preceding each Summer Period of the amount of Guaranteed System Peaking

Capacity which Buyer desires to purchase from Seller during such

Summer Period. The amount of Guaranteed System Peaking Capacity which Buyer requests be made available to Buyer during a Summer

Period shall be referred to herein as "Committed System Peaking

Capacity".

          3.2.2  Subject to Buyer's right to terminate this

Agreement pursuant to Section 3.4, Buyer agrees that the minimum amounts of Committed System Peaking Capacity shall be 400 MW in each Month of the 1996 Summer Period, 300 MW in each Month of the

1997 Summer Period, 150 MW in each Month of the 1998 Summer

Period and 150 MW in each Month of the 1999 Summer Period.

          3.2.3  Seller agrees to sell and Buyer agrees to

purchase the Committed System Peaking Capacity and any energy associated therewith which shall be delivered to and measured at one of more of the Interconnection Points.



     3.3  Advancement Option.  Buyer shall have the option,

exercisable in its sole discretion, to commence taking Guaranteed

System Peaking Capacity in an amount up to 300 MW, for the period

June 1, 1995 through September 30, 1995, upon advance written notice to Seller by December 31, 1994 of the amount of Committed

System Peaking Capacity that Buyer agrees to purchase during such period.







     3.4  Termination Options.

          3.4.1  Buyer may terminate this Agreement at any time

prior to December 31, 1994 upon prior written notice to Seller and payment to Seller of a termination fee in the amount of

$100,000, and neither Buyer nor Seller shall have any further obligations to the other hereunder upon such termination.

          3.4.2  Between January 1, 1995 and May 31, 1996 Buyer

may cancel its obligation to purchase Committed System Peaking

Capacity in the 1997, 1998 and 1999 Summer Periods upon prior written notice to Seller and payment to Seller of a termination fee in an amount of the sum of (i) the product of .50 times the sum of the Monthly Maximum Capacity Payments for each Month of the 1997 Summer Period (assuming Committed System Peaking

Capacity is 400 MW; Cumulative Escalation for Fixed O&M has a

maximum value as of January 1 of the Year in which Buyer gives its cancellation notice to Seller; and Actual Demand Availability is 1.0), plus (ii) the product of .25 times the sum of the

Monthly Maximum Capacity Payments for each Month of the 1998

Summer Period (assuming Committed System Peaking Capacity is 200

MW; Cumulative Escalation for Fixed O&M has a maximum value as of

January 1 of the Year in which Buyer gives its cancellation notice to Seller; and Actual Demand Availability is 1.0), plus

(iii) the product of .25 times the sum of the Monthly Maximum

Capacity Payments for each Month of the 1999 Summer Period

(assuming Committed System Peaking Capacity is 200 MW; Cumulative

Escalation for Fixed O&M has a maximum value as of January 1 of the Year in which Buyer gives its cancellation notice to Seller;

and Actual Demand Availability is 1.0).

          3.4.3  Between June 1, 1996 and May 31, 1997 Buyer may

cancel its obligation to purchase Committed System Peaking

Capacity in the 1998 and 1999 Summer Periods upon prior written notice to Seller and payment to Seller of a termination fee in the amount of the sum of (i) the product of .50 times the sum of the Monthly Maximum Capacity Payments for each Month of the 1998

Summer Period (assuming Committed System Peaking Capacity is

200 MW; Cumulative Escalation for Fixed O&M has a maximum value as of January 1 of the Year in which Buyer gives its cancellation notice to Seller; and Actual Demand Availability is 1.0), plus

(ii) the product of .25 times the sum of the Monthly Maximum

Capacity Payments for each Month of the 1999 Summer Period

(assuming Committed System Peaking Capacity is 200 MW; Cumulative

Escalation for Fixed O&M has a maximum value as of January 1 of the Year in which Buyer gives its cancellation notice to Seller;

and Actual Demand Availability is 1.0).

          3.4.4  Between June 1, 1997 and May 31, 1998 Buyer may

cancel its obligation to purchase Committed System Peaking

Capacity in the 1999 Summer Period upon prior written notice to

Seller and payment to Seller of a termination fee in the amount of .50 times the sum of the Monthly Maximum Capacity Payments for each Month of the 1999 Summer Period (assuming Committed System

Peaking Capacity is 200 MW; Cumulative Escalation for Fixed O&M

has a maximum value as of January 1 of the Year in which Buyer gives its cancellation notice to Seller; and Actual Demand

Availability is 1.0).



     3.5  Calculation of Monthly Capacity Payments.  Buyer shall pay Seller for each Month of a Summer Period a Monthly Capacity

Payment which shall be calculated in accordance with Schedule A.





                            ARTICLE 4

                       ENERGY AVAILABILITY



     4.1  Energy.  During a Summer Period, Buyer will be entitled to schedule energy in amounts up to the Committed System Peaking

Capacity for such Summer Period on an hourly basis subject only to the dispatch restrictions set forth on Exhibit B attached hereto and by this reference incorporated herein.  All scheduling times specified herein are based on established practices and procedures between the Parties and are subject to change upon mutual agreement of the Parties.  All times specified herein shall be prevailing Central Time unless otherwise agreed.

     4.2  Scheduling of Energy.  Buyer shall provide Seller on or before 1:30 p.m. of the Friday prior to the commencement of each week during a Summer Period, an estimated schedule of capacity usage for each hour of each Day of the following week.



     4.3  Availability of Committed System Peaking Capacity.

Committed System Peaking Capacity shall be available to Buyer for scheduling and dispatch during a Summer Period at a demand

availability rate of 98% twenty-four (24) hours a Day and seven

(7) Days a week.



     4.4  Interconnection Points.  Seller shall deliver the

energy scheduled by Buyer hereunder to one or more of the points of delivery listed on that certain Exhibit A to the Interchange

Contract or such other delivery points on the Buyer's

transmission system as Seller may arrange from time to time with the prior consent of Buyer, which such consent shall not be

unreasonably withheld.



     4.5  Metering.  Metering of Committed System Peaking

Capacity and energy associated therewith shall be done in

accordance with Article VI of the Interchange Contract, Delivery

Points and Metering.

     4.6  Calculation of Monthly Energy Payments.  Buyer shall

pay Seller for each Month of a Summer Period a Monthly Energy

Payment which shall be calculated in accordance with Schedule B.



                            ARTICLE 5

                     BILLING AND COLLECTIONS



     5.1  Capacity and Energy Billing and Payment.

          5.1.1  By the (10th) tenth Day after each Month in a

Summer Period, Seller shall send Buyer an invoice stating the

Monthly Capacity Payment and Monthly Energy Payment for the

immediately previous Month.  Each Monthly invoice shall contain a statement explaining in reasonable detail how the invoice was calculated pursuant to Sections 3.5 and 4.6.

          5.1.2  All such invoices of capacity payments and

energy payments shall be due and payable by Buyer on or before the twentieth (20th) Day after the postmark date of such invoice.

If any such twentieth (20th) Day is not a banking Day in either

Georgia or Florida, then payment shall be due on the next

succeeding common banking Day.  Buyer shall make payment to

Seller in accordance with such invoices on or before the date due in immediately available funds, through wire transfer of funds to an account designated by Seller, or other means acceptable to

Seller.  Remittance received by mail will be accepted without interest charges if such payment is postmarked on or before the due date.

     5.2  Billing Disputes and Final Accounting.  If Buyer

reasonably questions or contests the amount of any payment

claimed by Seller to be due pursuant to this Agreement, Buyer shall provide Seller with written notice of the disputed amount.

Buyer shall make payment to Seller of amounts not in dispute, but may withhold disputed amounts until after the settlement of such question or contest.  Seller shall promptly review the amount of any payment disputed by Buyer and shall notify Buyer of the

amount of any error and the amount of any payment that Buyer is required to make in respect of such alleged error.  Not later than the twentieth (20th) Day after a billing dispute is resolved and receipt by Buyer of notice from Seller as to the amount of any payment that Buyer is required to make, Buyer shall make payment to Seller in immediately available funds.  Payments made by the Buyer under this Section 5.2 shall include interest from the date the original payment was due until the date such payment together with interest is made, which interest shall accrue in simple interest terms at the prime rate quoted on the date a payment is due by Chemical Bank in New York, New York.

     Buyer shall have until the end of one (1) year after its

receipt of any invoice to question or contest the correctness of any charge or credit made to Buyer on such invoice.  Seller shall make available to Buyer at Seller's offices, after reasonable notice, such books and records as were necessary for Seller to calculate the Monthly Capacity Payment and the Monthly Energy

Payment shown on Seller's invoice to allow Buyer to verify the accuracy of the amounts billed to Buyer on Seller's invoice. If an invoice has not been questioned or contested by Buyer during this one (1) year period, such invoice shall become final for all purposes and no longer subject to adjustment.



     5.3  Interest. If Buyer or Seller does not make a payment

required by this Agreement when due, then interest shall be added to the overdue payment from the date such overdue payment was due until such overdue payment together with interest is paid, which interest shall accrue in simple interest terms per annum at the

Penalty Interest Rate.



                            ARTICLE 6

                    OPERATION AND MAINTENANCE



     6.1  General Standards.  Seller shall construct, own,

operate and maintain the System Peaking Units and all components of Seller's transmission system which directly affect Seller's obligations to supply Committed System Peaking Capacity and to deliver associated energy hereunder in a manner consistent with

Prudent Utility Practices and in accordance with operating and interconnection procedures in existence from time to time between

Buyer and Seller.



     6.2  Standard of Performance of Obligations.  In connection with the construction, operation and maintenance of the System

Peaking Units and those components of Seller's transmission

system which directly affect Seller's obligations to supply

Committed System Peaking Capacity and to deliver associated

energy hereunder, Seller's standard of management and performance during the Term shall be at least equal to the standard which it would use if those System Peaking Units and components were

solely for the benefit of its own territorial customers.



     6.3  Establishment of Operating Committee.  Buyer and Seller

shall each appoint one representative ("Operating

Representative") to act for it in matters pertaining to detailed operating arrangements for delivery of power hereunder, and the

Buyer and Seller may each appoint an alternate to act for it in the absence of its Operating Representative.  The two Operating

Representatives, or their alternates, comprise and shall be

referred to as the "Peaking Capacity Operating Committee".

Evidence of such appointment shall be given by written notice to the other Party, and such appointments may be changed at any time by similar notice.



     6.4  Responsibilities of the Peaking Capacity Operating

Committee.  The Peaking Capacity Operating Committee shall be responsible for the following:


          (1) Establishment of procedures for communications with respect to energy availability and scheduling under Article
4.

          (2) Establishment of arrangements for metering, telemetering, computer data link, telecommunications, data acquisition, etc., associated with the supply of capacity and delivery of energy hereunder.

          (3)  Establishment of control and operating procedures.

          (4) Establishment of ramping levels and procedures for the energy scheduled hereunder.

          (5) Such other duties as may be conferred upon it by mutual agreement of Buyer and Seller.


Both Buyer and Seller shall cooperate in providing to the Peaking

Capacity Operating Committee all information required in the performance of its duties.  If the Peaking Capacity Operating

Committee is unable to agree on any matter falling under its jurisdiction, such matter shall be referred by the

representatives to their principals for decision.  Failure of the principals to agree on any matter referred to them shall not constitute a basis for termination of this Agreement.  All

decisions and agreements made by the Peaking Capacity Operating

Committee with respect to matters falling under its jurisdiction shall be evidenced in writing.



     6.5  Peaking Capacity Operating Committee Meetings.  The

Peaking Capacity Operating Committee shall hold an annual meeting at a time and place agreed upon by its members and review the duties set forth herein.  When requested by either Buyer or

Seller, the Peaking Capacity Operating Committee shall also meet at the earliest opportunity for consideration of matters under its jurisdiction.

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                            ARTICLE 7

                          FORCE MAJEURE



     7.1  Definition of Force Majeure Event.  For the purposes of this Agreement, a "Force Majeure Event" as to a Party means any occurrence, nonoccurrence or set of circumstances that is

unforeseeable and beyond the reasonable control of such Party,

including without limitation, flood, ice, earthquake, windstorm or eruption; fire or explosion; invasion, civil war, strike,

commotion or insurrection; sabotage or vandalism; military or usurped power; or act of God or of a public enemy; provided,

however, in no event shall the inability to meet a Legal

Requirement constitute a Force Majeure Event.



     7.2  No Breach or Liability.

          7.2.1  Seller shall not be responsible or liable for or

deemed in breach or default hereof because of any delay in

performance of, or inability to perform, its obligations

hereunder, including, without limitation, Seller's obligations under Articles 3 and 4 hereof, due to or resulting from a Force

Majeure Event affecting Seller or to any act or omission of

Buyer.

          7.2.2  Buyer shall not be responsible or liable for or

deemed in breach or default hereof because of any delay in

performance of, or inability to perform, its obligations

hereunder due to or resulting from a Force Majeure Event affecting Buyer or to any act or omission of Seller; provided,

however, that Buyer shall not be relieved of its obligation to pay for Committed System Peaking Capacity and associated energy actually received by Buyer hereunder.


     7.3  Mitigation.  Following the occurrence of a Force

Majeure Event, the affected Party shall:

          7.3.1  give the other Party notice thereof, followed by

written notice if the first notice is not written, as promptly as practicable after such Party becomes aware of such Force Majeure

Event, describing the particulars of such Force Majeure Event;

          7.3.2  use its reasonable best efforts to remedy its

inability to perform as soon as practicable, provided that

neither Party shall be required to settle a strike on terms which in the sole judgment of the affected Party are contrary to its interests; and

          7.3.3  when it is able to resume performance of its

obligations under this Agreement, give the other Party written notice to that effect.



     7.4  Suspension of Performance. The suspension of

performance due to a Force Majeure Event shall be of no greater scope and of no larger duration than is required by such Force

Majeure Event.  No Force Majeure Event shall extend this

Agreement beyond its stated Term.

     7.5  Extended Force Majeure Events.  If any Force Majeure

Event delays a Party's performance for a time period greater than sixty (60) Days, the Party not delayed by such Force Majeure

Event may terminate this Agreement, without further obligation,

or extend such period at its sole discretion if the Party delayed by such Force Majeure Event is exercising due diligence in its efforts to cure the Force Majeure Event.



     7.6  Capacity and Energy Payments during Force Majeure

Events.  Buyer shall be relieved of its obligation to make

Monthly Capacity Payments and Monthly Energy Payments during the suspension of performance due to or resulting from a Force

Majeure Event affecting Seller to the extent capacity and energy are unavailable to Buyer during such Force Majeure Event;

provided, however, that Buyer shall not be relieved of its

obligation to pay Seller for Committed System Peaking Capacity

and associated energy actually received by Buyer prior to and during such Force Majeure Event.



                            ARTICLE 8

               INABILITY TO MEET LEGAL REQUIREMENTS



     8.1  Cure Period and Default.  In the event Seller is unable to perform its obligations hereunder due to its inability to meet a Legal Requirement, Seller shall be excused from performance of its obligation to supply Committed System Peaking Capacity and to deliver associated energy to Buyer through the Summer Period which commences after the effectiveness of the Legal Requirement prohibiting performance. Notwithstanding the foregoing sentence,

if within one (1) year of the effectiveness of the Legal

Requirement which renders Seller unable to perform its

obligations hereunder Seller is unable to demonstrate to the reasonable satisfaction of Buyer that Seller is able to perform its obligations for the remainder of the Term, Buyer may declare

Seller in default hereunder and pursue the remedies set forth in

Section 11.3.  Buyer shall be relieved of its obligation to make

Monthly Capacity Payments and Monthly Energy Payments during the suspension of performance due to Seller's inability to meet a

Legal Requirement to the extent capacity and energy are

unavailable to Buyer during such suspension of performance;

provided that Buyer shall not be relieved of its obligation to pay Seller for Committed System Peaking Capacity and associated energy actually received by Buyer prior to and during such

suspension of performance.



     8.2  Mitigation.  Following the effectiveness of a Legal

Requirement which renders Seller unable to perform its

obligations hereunder, Seller shall:

          8.2.1     give Buyer notice as promptly as practicable

after Seller becomes aware that such Legal Requirement will

prohibit Seller from performing during the Summer Period

following the effectiveness of such Legal Requirement; and

          8.2.2     use its reasonable best efforts to remedy its

inability to perform as soon as practicable, including, without limitation, the payment of all amounts necessary or appropriate to remedy such inability.



                            ARTICLE 9

                  CHANGES TO LEGAL REQUIREMENTS



     9.1  Changes to Legal Requirements.  In the event that after the date of this Agreement there are changes to Legal

Requirements, including, without limitation, changes to

environmental laws or regulations, or tax laws or regulations,

which cause Seller to incur additional costs in carrying out its obligations under this Agreement, Seller agrees to pay all costs associated with such changes to Legal Requirements and

acknowledges that the capacity and energy payments made by Buyer to Seller pursuant to this Agreement shall not be altered as a result of such changes to Legal Requirements.  Notwithstanding the foregoing sentence, Buyer agrees that changes to Legal

Requirements which result in increases in the fuel prices

reported in Platt's Oilgram Price Report (or such other fuel index as may be agreed to by the Parties) shall be paid by Buyer in accordance with the Monthly Energy Payment calculation set forth on Schedule B.

                            ARTICLE 10

                       REGULATORY APPROVALS



     10.1 GPSC Approval.

          10.1.1  GPSC approval of this Agreement shall be a

condition precedent to Buyer's and Seller's obligations to

purchase and sell capacity and energy hereunder.

          10.1.2  Buyer shall use its reasonable best efforts to

obtain and maintain in effect during the Term an order of the

GPSC approving this Agreement and the recovery by Buyer from its customers of all payments required or contemplated to be made to

Seller pursuant to Sections 3.5 and 4.6 of this Agreement.

Seller agrees to use its reasonable best efforts to assist Buyer in obtaining GPSC approval and to comply with any reasonable request for information of the GPSC pertaining to any aspect of the power purchase; provided, however, that Seller shall have no obligation to supply confidential, proprietary, privileged or commercially sensitive information without assurances reasonably satisfactory to Seller, in its sole discretion, that

confidentiality will be protected.

          10.1.3  Notwithstanding the foregoing, if the GPSC has

not issued a final non-appealable order in form and substance satisfactory to Buyer and Seller approving this Agreement within twelve (12) months after the filing of this Agreement with the

GPSC, then either Party may thereafter terminate this Agreement upon prior written notice to the other Party, and neither Party shall have any further liability to the other hereunder.

          10.1.4  If at any time after the initial approval of

this Agreement and the rates charged hereunder, Buyer,

notwithstanding its obligations pursuant to Section 10.1.2, is denied the authorization by the GPSC to recover from its

customers any or all of the payments made or contemplated to be made to Seller pursuant to Sections 3.5 and 4.6 due to Buyer's malfeasance or intentional or wilful misconduct, Seller may

terminate this Agreement upon prior written notice to Buyer, and neither Party shall have any further liability to the other

hereunder.  Buyer agrees to use its reasonable best efforts to exhaust all opportunities for administrative and judicial appeal of any such GPSC determination.

          10.1.5  If at any time after the initial approval of

this Agreement and the rates charged hereunder, Buyer,

notwithstanding its obligations pursuant to Section 10.1.2, is denied the authorization by the GPSC to recover from its

customers any or all of the payments made or contemplated to be made to the Seller pursuant to Sections 3.5 and 4.6 for any

reason other than Buyer's malfeasance or intentional or wilful misconduct, Buyer may, prospectively from the final effective date of such GPSC determination, adjust the payments to be made under this Agreement to the amount which Buyer is authorized to recover from its customers; provided, however, that Seller shall have the right to terminate this Agreement twelve (12) months after the effective date of the GPSC determination and any time thereafter upon prior written notice to Buyer.  Buyer agrees to use its reasonable best efforts to exhaust all opportunities for administrative and judicial appeal of any such GPSC

determination.



     10.2 FERC Approval.

          10.2.1  FERC acceptance for filing of this Agreement

and authorization for the recovery by Seller of all payments and charges to be made by Buyer under this Agreement, without a

refund condition, shall be a condition precedent to Buyer's and

Seller's obligations to purchase and sell capacity and energy hereunder.

          10.2.2  If Seller fails to tender this Agreement for

filing with the FERC within ninety (90) Days after the execution of this Agreement, Seller shall pay Buyer an amount of $45,000 per Day by wire transfer within seventy-two (72) hours after the end of each such Day until this condition has been met.

          10.2.3  Seller shall use its reasonable best efforts to

obtain an order of the FERC accepting for filing this Agreement and authorizing the recovery by Seller of all payments specified in Sections 3.5 and 4.6 of this Agreement.  Buyer agrees to use its reasonable best efforts to assist Seller in obtaining FERC acceptance for filing of this Agreement and the authorization of the rates and charges hereunder.

          10.2.4  Notwithstanding the foregoing, if the FERC has

not issued a final non-appealable order in form and substance satisfactory to Buyer and Seller accepting for filing this

Agreement and authorizing the rates and charges hereunder within twelve (12) months after tender for filing of this Agreement with the FERC, then either Party may thereafter terminate this

Agreement upon prior written notice to the other Party, and

neither Party shall have any further liability to the other

hereunder.

          10.2.5  The Parties agree that the results of the

formulae provided in Schedules A and B shall constitute the rates to be charged for Committed System Peaking Capacity and

associated energy hereunder and are fixed for the Term, subject to change only by FERC under Section 206 of the Federal Power

Act.  If the FERC seeks to amend the rates for Committed System

Peaking Capacity and energy under this Agreement, the Parties intend  that the FERC will make any such changes only under the

"public interest" standard, as opposed to a "just and reasonable and non-discriminatory" standard.  If, after the initial

acceptance for filing of this Agreement and the authorization of the rates charged hereunder, FERC issues a rule, regulation,

order or other requirement which causes a reduction in the

capacity and energy rates charged under this Agreement, Seller agrees to be bound by such reduction and agrees to prospectively adjust the capacity and energy rates charged under this Agreement accordingly (subject however, to Seller's right to appeal such rule, regulation, order or other requirement).



                            ARTICLE 11

                       DEFAULT AND REMEDIES



     11.1 Default by Seller.  The occurrence of any of the

following events at any time during the Term, unless caused by an act or omission of Buyer or circumstances on Buyer's system or unless due to or the result of a Force Majeure Event or an

excused suspension of performance due to Seller's inability to meet a Legal Requirement pursuant to Section 8.1, shall

constitute an Event of Default by Seller:

          11.1.1  Seller fails, following a prior request by

Buyer, to demonstrate to the reasonable satisfaction of Buyer that Seller's electric system is capable of providing the

Committed System Peaking Capacity on any weekday from 12:00 noon until 6:00 p.m. during the fourteen (14) Day period prior to the

Commencement of Service Date.  If Buyer schedules energy during this fourteen (14) Day period to assure demonstration of the

Committed System Peaking Capacity, Buyer shall pay for such test energy at the rate set forth on Schedule B;

          11.1.2  Seller fails for a period of five (5) or more

consecutive Days, during which time Buyer requests some positive amount of energy for at least one (1) hour of each such Day, to deliver energy in at least one (1) hour of such period in the amount requested by Buyer.

          11.1.3  Seller fails to manage, control, operate and

maintain the System Peaking Units and all components of Seller's transmission system which directly affect Seller's ability to supply Committed System Peaking Capacity and to deliver

associated energy hereunder in accordance with Prudent Utility

Practices and the provisions of this Agreement and fails to

promptly commence and diligently pursue action to cure such

default after receipt of written demand therefor from Buyer;

          11.1.4  Seller fails to pay an amount due and payable

to Buyer in accordance with Section 10.2.2;

          11.1.5  Any representation or warranty made by Seller

herein shall prove to be incorrect in any material respect when made, unless (i) the fact, circumstance or condition that is the subject of such representation or warranty is made true within thirty (30) Days after notice thereof has been given to Seller by

Buyer and (ii) such cure removes any adverse effect on Buyer of such fact, circumstance or condition being otherwise than as first represented, or unless such fact, circumstance or condition being otherwise than as first represented does not materially adversely affect Buyer;

          11.1.6  A court having jurisdiction shall enter (i) a

decree or order for relief in respect of Seller in an involuntary case or proceeding under any applicable Federal or state

bankruptcy, insolvency, reorganization or other similar law, or

(ii) a decree or order adjudicating Seller bankrupt or insolvent,

or approving as properly filed a petition seeking reorganization,

arrangement, adjustment or composition of or in respect of Seller under any applicable Federal or state law, or appointing a

custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Seller or of any substantial part of its affairs; provided, however, that if Seller can demonstrate that the bankruptcy, insolvency or reorganization is not likely to lead to a rejection of this Agreement and Seller can still perform under this Agreement, then such event shall not be deemed an Event of Default;

          11.1.7  Seller shall (i) commence a voluntary case or

proceeding under any applicable Federal or state bankruptcy,

insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or

(ii) consent to the entry of a decree or order for relief in respect of Seller in any involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency,

reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or

(iii) file any petition, answer or consent seeking reorganization or relief under any applicable Federal or state law, or

(iv) consent to the filing of any petition or to the appointment of or taking possession by a custodian, receiver, liquidator,

assignee, trustee, sequestrator or similar official of Seller or of any substantial part of its property, or (v) make an assignment for the benefit of creditors, or (vi) be unable, or admit in writing its inability, to pay its debts as they become due, or (vii) take any action in furtherance of any of the

foregoing; provided, however, that if Seller can demonstrate that the bankruptcy, insolvency or reorganization is not likely to lead to a rejection of this Agreement and Seller can still

perform under this Agreement, then such event shall not be deemed an Event of Default; and

          11.1.8  Seller fails in the performance or observance

of any material obligation of Seller under this Agreement, other than those obligations included in this Section 11.1, the

occurrence of which default materially and adversely affects the ability of Seller or Buyer to perform its respective obligations under this Agreement and fails to promptly commence and

diligently pursue action to cure such default after receipt of written demand therefor from Buyer.



     11.2 Default by Buyer.  The occurrence of any of the

following events at any time during the Term, unless caused by an act or omission of Seller or unless due to or the result of a

Force Majeure Event shall constitute an Event of Default by

Buyer:

          11.2.1  Buyer shall fail to pay pursuant to this

Agreement any sum due and payable to Seller hereunder which

failure has continued for thirty (30) Days after notice thereof has been given by Seller to Buyer;

          11.2.2  Any representation or warranty made by Buyer

herein shall prove to be incorrect in any material respect when made, unless (i) the fact, circumstance or condition that is the subject of such representation or warranty is made true within thirty (30) Days after notice thereof has been given to Buyer by

Seller and (ii) such cure removes any adverse effect on Seller of such fact, circumstance or condition being otherwise than as first represented, or unless such fact, circumstance or condition being otherwise than as first represented does not materially adversely affect Seller;

          11.2.3  A court having jurisdiction shall enter (i) a

decree or order for relief in respect of Buyer in an involuntary case or proceeding under any applicable Federal or state

bankruptcy, insolvency, reorganization or other similar law, or

(ii) a decree or order adjudicating Buyer bankrupt or insolvent,

or approving as properly filed a petition seeking reorganization,

arrangement, adjustment or composition of or in respect of Buyer under any applicable Federal or state law, or appointing a

custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Buyer or of any substantial part of its affairs; provided, however, that if Buyer can demonstrate that the bankruptcy, insolvency or reorganization is not likely to lead to a rejection of this Agreement and Buyer can still perform under this Agreement, then such event shall not be deemed an Event of Default;

          11.2.4  Buyer shall (i) commence a voluntary case or

proceeding under any applicable Federal or state bankruptcy,

insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or

(ii) consent to the entry of a decree or order for relief in respect of Buyer in any involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency,

reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or

(iii) file any petition, answer or consent seeking reorganization or relief under any applicable Federal or state law, or

(iv) consent to the filing of any petition or to the appointment of or taking possession by a custodian, receiver, liquidator,

assignee, trustee, sequestrator or similar official of Buyer or of any substantial part of its property, or (v) make an

assignment for the benefit of creditors, or (vi) be unable, or admit in writing its inability, to pay its debts as they become due, or (vii) take any action in furtherance of any of the

foregoing; provided, however, that if Buyer can demonstrate that the bankruptcy, insolvency or reorganization is not likely to lead to a rejection of this Agreement and Buyer can still perform under this Agreement, then such event shall not be deemed an

Event of Default;

          11.2.5  Buyer fails in the performance or observance of

any material obligation of Buyer under this Agreement, other than those obligations included in this Section 11.2 the occurrence of which default materially and adversely affects the ability of

Buyer or Seller to perform its respective obligations under this

Agreement and fails to promptly commence and diligently pursue action to cure such default after receipt of written demand

therefor from Seller.



     11.3  Remedies.  If an Event of Default has occurred and is continuing, then the non-defaulting Party may, at its discretion,

take either or both of the following actions: (i) proceed by appropriate proceedings, judicial, administrative or otherwise at law, in equity or otherwise, to protect and enforce its rights,

to recover any damages to which it may be entitled, and to

enforce performance by the defaulting Party, including specific performance of the defaulting Party's obligations hereunder; and

(ii) terminate this Agreement by giving written notice thereof to the defaulting Party.



     11.4 Suspension of Performance.  In addition to the remedies set forth above, whenever an Event of Default shall have occurred and is continuing, the non-defaulting Party, to the extent

permitted by law, shall be entitled to suspend immediately its performance under this Agreement until such Event of Default is cured; provided, however, that Buyer shall not be relieved of its obligation to pay Seller for Committed System Peaking Capacity

and associated energy actually received by Buyer (1) prior to such Event of Default or (2) after such Event of Default if Buyer has not exercised its right to terminate this Agreement as provided in Section 11.3.



                            ARTICLE 12

            REPRESENTATIONS, WARRANTIES AND COVENANTS



     12.1 Representations, Warranties and Covenants of Seller.

Seller hereby makes the following representations and warranties to Buyer:

          12.1.1  Seller is a corporation duly organized, validly

existing and in good standing under the laws of the State of

Florida, that it is qualified to do business in the State of

Florida and that it has the power and authority to own its

properties, to carry on its business as now being conducted and to enter into this Agreement and carry out the transactions

contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

          12.1.2  The execution, delivery and performance by the

Seller of this Agreement have been duly authorized by all

necessary corporate action, and do not and will not require any consent or approval of the Seller's Board of Directors or

shareholders.

          12.1.3  The execution and delivery of this Agreement,

the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this

Agreement, do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any Legal Requirements, or any partnership

agreement, deed of trust, mortgage, loan agreement, other

evidence of indebtedness or any other agreement or instrument to which the Seller is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing.

          12.1.4  This Agreement is the legal, valid and binding

obligation of the Seller enforceable in accordance with its

terms, except as such enforceability may be limited by

bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such

enforceability is considered in a proceeding in equity or at law.

          12.1.5  There is no pending, or to the knowledge of

Seller, threatened action or proceeding affecting Seller before any Governmental Authority which purports to affect the legality,

validity or enforceability of this Agreement as in effect on the date hereof.

          12.1.6  Seller covenants to Buyer that it will at all

times during the Term pay all charges, taxes, assessments and fees which may be assessed upon Seller or Buyer by reason of the sale or purchase of Committed System Peaking Capacity and

associated energy hereunder.

          12.1.7  Seller covenants that as of the Commencement of

Service Date and for the Term, Seller shall (i) be in substantial compliance with all Legal Requirements with respect to the

construction, ownership, operation and maintenance of the System

Peaking Units and all components of Seller's transmission system which directly affect Seller's obligations to supply Committed

System Peaking Capacity and associated energy hereunder,

including without limitation, all relevant requirements to seek,

obtain, maintain, comply with and, as necessary, renew and modify from time to time, any and all applicable certificates, licenses,

permits and government approvals and all applicable environmental certificates, licenses, permits and approvals, and (ii) except as provided in Section 9.1, with respect to fuel prices reported in

Platt's Oilgram Price Report, pay all costs, expenses, charges and fees in connection therewith.



     12.2 Representations and Warranties of Buyer.  Buyer hereby makes the following representations and warranties to Seller:

          12.2.1  Buyer is a corporation duly organized, validly

existing and in good standing under the laws of the State of

Georgia, has the corporate power and authority to own its

properties, to carry on its business as now being conducted and to enter into this Agreement and carry out the transactions

contemplated hereby and perform and carry out all covenants and obligations on its part to be performed pursuant to this

Agreement.

          12.2.2  The execution, delivery and performance by the

Buyer of this Agreement have been duly authorized by all

necessary corporate action, and do not and will not require any consent or approval of the Buyer's Board of Directors or

shareholders.

          12.2.3  The execution and delivery of this Agreement,

the consummation of the transactions contemplated hereby and the fulfillment of the compliance with the provisions of this

Agreement will not conflict with or constitute a breach of or a default under, any of the terms, conditions, or provisions of any

Legal Requirements, the certificate of incorporation or by-laws of Buyer, or any contractual limitation, corporate restriction or outstanding trust indenture, deed or trust, mortgage, loan

agreement, other evidence of indebtedness or any other agreement or instrument to which Buyer is a party or by which it or any of its property is bound or result in a breach of or default under any of the foregoing.

          12.2.4  This Agreement is the legal, valid and binding

obligation of the Buyer enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy,

insolvency, reorganization or similar laws relating to or

affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such

enforceability is considered in a proceeding in equity or at law.

          12.2.5  There is no pending, or to the knowledge of

Buyer, threatened action or proceeding affecting Buyer before any

Governmental Authority which purports to affect the legality,

validity or enforceability of this Agreement as in effect on the date hereof.



                            ARTICLE 13

                     MISCELLANEOUS PROVISIONS



     13.1 Interrelationship with Interchange Contract.

          13.1.1  It is recognized by the Parties that the

Interchange Contract as in effect from time to time between the

Parties governs the interconnected operations of the Parties necessary for conduct of the transactions contemplated hereunder.

To the extent not inconsistent herewith, the Interchange

Contract, including any amendments thereto, shall govern the operations of the Parties hereunder.

          13.1.2  In the event such Interchange Contract is

terminated or cancelled during the Term, the provisions of such

Interchange Contract which are essential for the continuation of transactions hereunder shall survive the termination or

cancellation of such Interchange Contract.

          13.1.3  The Parties acknowledge and agree that the

following provisions of the Interchange Contract are inconsistent with provisions set forth in this Agreement and that the terms and conditions of this Agreement which address the topics of the listed provisions shall govern the operation of the Parties hereunder and that the listed provisions shall not apply to this

Agreement:

          Article IV     Services to be Rendered.

          Article VIII   Billing and Payment.

          Section 10.2   Force Majeure.

          Section 10.4   Regulation.

          Section 10.8   Tax Adjustment.



     13.2 Assignment and Assumption of Obligations.  Neither

Party shall assign this Agreement or any portion thereof without the prior written consent of the other Party (except that Buyer may assign this Agreement or any portion thereof to any Affiliate of the Buyer without the consent of Seller); but provided,

further that:  (i) any assignee shall expressly assume assignor's obligations hereunder and (ii) unless expressly approved by the other Party to this Agreement, which approval shall not be

unreasonably withheld, no assignment, whether or not consented to, shall relieve the assignor of its obligations hereunder in the event its assignee fails to perform.



     13.3 No Consequential Damages.  Notwithstanding any other

provision of this Agreement, neither Buyer nor Seller shall be liable to the other for special, indirect, incidental or

consequential damages under, arising out of, due to or in

connection with its performance or non-performance of this

Agreement or any of its obligations herein, whether based on contract, tort (including without limitation negligence), strict liability, warranty or otherwise.



     13.4 Amendments.  This Agreement may be amended by and only by a written instrument duly executed by each of Buyer and

Seller, which has received all approvals of Governmental

Authorities of competent jurisdiction necessary for the

effectiveness thereof.



     13.5 Binding Effect. This Agreement shall inure to the

benefit of and shall be binding upon the Parties and their

respective successors and assigns.



     13.6 Counterparts.  This Agreement may be executed in

several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.



     13.7 Notices.  Where written notice is required by this

Agreement, such notice shall be in writing and shall be deemed given (i) when mailed by United States registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          To Seller:     Florida Power Corporation
                         6565 38th Avenue North
                         St. Petersburg, Florida  33710
                         Attn:  Director, Energy Control



          To Buyer:      Bulk Power Markets
                         Georgia Power Company
                         333 Piedmont Avenue
                         Atlanta, Georgia  30308
                         Attn:  Manager, Purchased Power



or to such other address as may be designated by the Parties; or

(ii) when sent by telecopy, provided such telecopy is confirmed by mailing a hard copy confirmation, as provided in clause (i)

above, within one business Day after the sending of the telecopy.



     13.8 Entire Agreement.  This Agreement constitutes the

entire understanding between the Parties as to the subject matter hereof and supersedes any previous agreements between the Parties relating to such subject matter.  The Parties have entered into this Agreement in reliance upon the representations and mutual undertakings contained herein and not in reliance upon any oral or written representations or information provided by one Party to the other Party not contained or incorporated herein.



     13.9 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

     13.10     Waiver.  The failure of either Party to enforce at

any time any of the provisions of this Agreement, or to acquire at any time performance by the other Party of any of the

provisions hereof, shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this

Agreement or any part hereof, or the right of such Party

hereafter to enforce every such provision.  No modification or waiver of all or any part of this Agreement shall be valid unless reduced to a writing, which expressly states that the Parties hereby agree to a waiver or modification as applicable, and is signed by both Parties.



     13.11     Headings.  The headings contained in this

Agreement are used solely for convenience and do not constitute a part of the Agreement between the Parties hereto, nor should they be used to aid in any manner in the construction of this

Agreement.



     13.12     Third Parties.  This Agreement is intended solely

for the benefit of the Parties hereto.  Except as otherwise

expressly provided herein, nothing in this Agreement shall be construed to create any duty to, or standard of care with

reference to, or any liability to, any person not a Party to this

Agreement.

     13.13     Agency.  This Agreement shall not be interpreted

or construed to create an association, joint venture, or

partnership between the Parties or to impose any partnership obligation or liability upon either Party.  Neither Party shall have any right, power or authority to enter into any agreement or undertaking for, or act on behalf of, or to act as or be an agent or representative of, or to otherwise bind, the other Party.



     13.14     Severability.  Subject only to the right of Buyer

or Seller to terminate this Agreement pursuant to Sections 10.1.3 and 10.2.4, if any term or provision of this Agreement or the application thereof to any person, entity, or circumstance shall to any extent be invalid or unenforceable, the remainder of this

Agreement, or the application of such term or provision to

persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby,

and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.



          [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the undersigned Parties hereto have duly executed this Agreement as of the date first above written.


                              GEORGIA POWER COMPANY

                              "Buyer"


                              _________________________________

                              By:______________________________

                                 Title:________________________


                              _________________________________

                              Attest:__________________________

                                 Title:________________________


                                   [SEAL]



                              FLORIDA POWER CORPORATION

                              "Seller"


                              ___________________________________

                              By:________________________________


                              Title:_____________________________


                              ___________________________________

                              Attest:____________________________

                                Title:___________________________


                                   [SEAL]

                               EXHIBIT A

                         SYSTEM PEAKING UNITS


                                                     Nominal Net
Name of Facility          Number of Units            Summer Ratings

Intercession City              10                         580
Debary                         10                         580
Bayboro                         4                         172
Suwannee                        3                         153
Bartow                          4                         176
Turner                          4                         148
Avon Park                       2                          44
Higgins                         4                          96
Pt. St. Joe                     1                          13
Rio Pinar                       1                          13


Seller reserves the unilateral right to add to, or delete from, the above list of System Peaking Units or parts of System Peaking Units, provided that the total generating capacity of the System Peaking
Units shall never be less than 1,900 MW.

                               EXHIBIT B

          DISPATCH CHARACTERISTICS OF SYSTEM PEAKING CAPACITY


Block Loading Size:  25 MW

Time required between Block Loading:  0 minutes

Notice Required to Meet Minimum Load from Cold Start:  6 minutes

Notice Required to Meet Minimum if
Operated Previous Day:  6 minutes

Time Required to go from Minimum to Maximum Load:  7 minutes

Minimum Down Time:  0 minutes

Minimum Up Time:  0 minutes

The System Peaking Capacity does not have to come to full output before moving to minimum

Existence of Automatic Generation Control

Ramping levels and procedures as determined by the Peaking
Capacity Operating Committee